Exhibit 99.2

SL Green Realty Corp.

First Quarter 2006

Supplemental Data

March 31, 2006

SL Green Realty Corp. is a fully integrated, self-administered and self-managed Real Estate Investment Trust, or REIT, that primarily acquires, owns, manages, leases and repositions office properties in emerging, high-growth submarkets of Manhattan.

•                  SL Green’s common stock is listed on the New York Stock Exchange, and trades under the symbol SLG.

•                  SL Green maintains an internet site at www.slgreen.com at which most key investor relations data pertaining to dividend declaration, payout, current and historic share price, etc. can be found. Such information is not reiterated in this supplemental financial package. This supplemental financial package is available through the Company’s internet site.

•                  This data is presented to supplement audited and unaudited regulatory filings of the Company and should be read in conjunction with those filings. The financial data herein is unaudited and is provided from the prospective of timeliness to assist readers of quarterly and annual financial filings. As such, data otherwise contained in future regulatory filings covering the same period may be restated from the data presented herein.

Questions pertaining to the information contained herein should be referred to Investor Relations at investor.relations@slgreen.com or at 212-216-1601.

This report includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this report that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), expansion and other development trends of the real estate industry, business strategies, expansion and growth of the Company’s operations and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, general economic and business conditions, the business opportunities that may be presented to and pursued by the Company, changes in laws or regulations and other factors, many of which are beyond the control of the Company. Any such statements are not guarantees of future performance and actual results or developments may differ materially from those anticipated in the forward-looking statements.

The following discussion related to the consolidated financial statements of the Company should be read in conjunction with the financial statements for the quarter ended March 31, 2006 that will subsequently be released on Form 10-Q to be filed on or before May 10, 2006.

TABLE OF CONTENTS

Highlights of Current Period Financial Performance

Unaudited Financial Statements
Corporate Profile	4
Financial Highlights	5-11
Balance Sheets	12-13
Statements of Operations	14
Funds From Operations	15
Statement of Stockholders’ Equity	16
Taxable Income	17
Joint Venture Statements	18-20

Selected Financial Data	21-24

Summary of Debt and Ground Lease Arrangements	25-26

Mortgage Investments and Preferred Equity	27-28

Property Data
Composition of Property Portfolio	29
Top Tenants	30
Tenant Diversification	31
Leasing Activity Summary	32-33
Lease Expiration Schedule	34

Summary of Acquisition/Disposition Activity	35-36
Supplemental Definitions	37
Corporate Information	38

CORPORATE PROFILE

SL Green Realty Corp. (the “Company”) was formed on August 20, 1997 to continue the commercial real estate business of S.L. Green Properties Inc. founded in 1980 by Stephen L. Green, our current Chairman. For more than 25 years SL Green has been engaged in the business of owning, managing, leasing, acquiring and repositioning office properties in Manhattan. The Company’s investment focus is to create value through the acquisition, redevelopment and repositioning of Manhattan office properties and releasing and managing these properties for maximum cash flow.

Looking forward, SL Green Realty Corp. will continue its opportunistic investment philosophy through three established business lines:  investment in long-term core properties, investment in opportunistic assets and structured finance investments. With the formation of Gramercy Capital Corp., or Gramercy, (NYSE: GKK) in 2004, there will be a reduced focus on direct structured finance investments by the Company. This three-legged investment strategy will allow SL Green to balance the components of its portfolio to take advantage of each stage in the business cycle.

Today, the Company is the only fully integrated, self-managed, self-administered Real Estate Investment Trust, or REIT, exclusively focused on owning and operating office buildings in Manhattan. SL Green is a pure play for investors to own a piece of New York.

FINANCIAL HIGHLIGHTS FIRST QUARTER 2006 UNAUDITED

FINANCIAL RESULTS

Funds From Operations, or FFO, available to common stockholders totaled $50.4 million, or $1.08 per share for the first quarter ended March 31, 2006, a 9.1% increase over the same quarter in 2005 when FFO totaled $44.6 million, or $0.99 per share.

Net income available for common stockholders totaled $23.7 million, or $0.54 per share (diluted) for the first quarter ended March 31, 2006. Net income available to common stockholders totaled $22.9 million, or $0.54 per share in the same quarter in 2005.

Funds available for distribution, or FAD, for the first quarter 2006 increased to $0.80 per share (diluted) versus $0.65 per share (diluted) in the prior year, a 23.1% increase.

The Company’s dividend payout ratio was 55.5% of FFO and 75.4% of FAD before first cycle leasing costs.

All per share amounts are presented on a diluted basis.

CONSOLIDATED RESULTS

Total quarterly revenues increased 25.1% in the first quarter to $125.2 million compared to $100.1 million in the prior year. The $25.1 million growth in revenue resulted primarily from the following items:

•                  $7.8 million increase from 2006 and 2005 acquisitions,

•                  $12.1 million increase from same-store properties,

•                  $2.9 million increase in other revenue, which was primarily due to fees earned from Gramercy ($0.9 million), and

•                  $2.3 million increase in preferred equity and investment income.

The Company’s earnings before interest, taxes, depreciation and amortization, or EBITDA, increased by $6.1 million (9.9%) to $67.2 million. The following items drove EBITDA improvements:

•                  $4.6 million increase from 2006 and 2005 acquisitions.

•                  $3.7 million increase from same-store properties.

•                  $2.3 million increase in preferred equity and investment income. The weighted-average structured finance investment balance for the quarter increased to $453.1 million from $363.2 million in the prior year. The weighted-average yield for the quarter was 10.3% compared to 10.4% in the prior year.

•                  $2.1 million decrease from the equity in net income from unconsolidated joint ventures primarily due to our investments at 1515 Broadway ($2.6 million), 1250 Broadway ($0.5 million) and One Madison Avenue-South Building ($0.5 million). This was partially offset by increases at Gramercy ($1.5 million).

•                  $4.7 million decrease from higher MG&A expense. This is primarily due to higher compensation costs at GKK Manager LLC which is consolidated into the accounts of SL Green.

•                  $2.3 million increase in non-real estate revenues net of expenses, primarily due to fee income from Gramercy ($0.9 million).

FFO before minority interests improved $5.8 million primarily as a result of:

•                  $6.1 million increase in EBITDA,

•                  $1.9 million increase in FFO from unconsolidated joint ventures,

•                  $1.7 million decrease from higher interest expense, and

•                  $0.5 million decrease from discontinued operations and non-real estate depreciation.

SAME-STORE RESULTS

Consolidated Properties

Same-store first quarter 2006 GAAP NOI increased $3.6 million (8.7%) to $45.8 million compared to the prior year. Operating margins after ground rent decreased from 50.7% to 48.2%.

The $3.6 million increase in GAAP NOI was primarily due to:

•                  $8.1 million (11.7%) increase in rental revenue primarily due to improved leasing,

•                  $2.9 million (26.0%) increase in escalation and reimbursement revenue primarily due to electric reimbursements,

•                  $1.0 million (93.5%) increase in other income, and

•                  $4.9 million (19.2%) increase in operating expenses, primarily driven by increases in utilities and ground rent expense, and

•                  $3.5 million (24.7%) increase in real estate taxes.

Joint Venture Properties

Joint Venture properties first quarter 2006 GAAP NOI increased $0.6 million (2.6%) to $23.2 million compared to the prior year. Operating margins after ground rent decreased from 56.4% to 54.3%.

The $0.6 million increase in GAAP NOI was primarily due to:

•                  $0.6 million (1.7%) increase in rental revenue primarily due to improved leasing,

•                  $1.9 million (28.0%) increase in escalation and reimbursement revenue primarily due to electric reimbursements and real estate tax and operating expense recoveries,

•                  $0.4 million (872.7%) increase in other income,

•                  $0.7 million (8.7%) increase in real estate taxes, and

•                  $1.6 million (16.4%) increase in operating expenses primarily driven by increases in utilities and insurance.

STRUCTURED FINANCE ACTIVITY

As of March 31, 2006, our structured finance and preferred equity investments totaled $466.2 million. The weighted average balance outstanding for the first quarter of 2006 was $453.1 million. During the first quarter of 2006 the weighted average yield was 10.3%.

During the first quarter 2006, the Company originated $65.9 million of structured finance investments with an initial yield of 9.1%. This includes an investment in a New York City commercial office property, which Gramercy elected not to make.

In March, 2006, Mack-Cali Realty Corporation agreed to acquire The Gale Company’s interests in the New Jersey properties constituting the Bellmeade portfolio, which interests are in substantially all of the entities in which the Company has a $75.0 million preferred equity investment. As a result of this transaction, the Company expects that a substantial portion of its preferred equity investment will be repaid. This transaction, which is subject to customary closing conditions, is expected to close during the second quarter of 2006.

QUARTERLY LEASING HIGHLIGHTS

Vacancy at December 31, 2005 was 603,960 useable square feet net of holdover tenants. During the quarter, 598,601 additional useable office, retail and storage square feet became available at an average escalated cash rent of $35.80 per rentable square foot. Space available to lease during the quarter totaled 1,214,649 useable square feet, or 6.5% of the total portfolio.

During the first quarter, 65 office leases, including early renewals, were signed totaling 539,399 rentable square feet. New cash rents averaged $37.74 per rentable square foot. Replacement rents were 16.7% higher than rents on previously occupied space, which had fully escalated cash rents averaging $32.33 per rentable square foot. The average lease term was 6.7 years and average tenant concessions were 2.1 months of free rent with a tenant improvement allowance of $12.91 per rentable square foot.

The Company also signed 6 retail and storage leases, including early renewals, for 27,007 rentable square feet. The average lease term was 9.6 years and the average tenant concessions were 5.1 months of free rent with a tenant improvement allowance of $1.55 per rentable square foot.

REAL ESTATE ACTIVITY

Real estate investment transactions entered into during the first quarter totaled approximately $240.0 million and included:

•                  The Company entered into a long term operating net leasehold interest in 521 Fifth Avenue – a 40-story, 460,000-square-foot office building – with an ownership group led by RFR Holding LLC, RFR, which retained fee ownership of the property. The

Company also purchased an option to acquire fee ownership of the property in five years for $15.0 million. Assuming the Company exercises its option, the total cost would be $225 million. The acquisition was financed with a $140.0 million loan and proceeds drawn under our revolving credit facility.

•                  The Company, along with Credit Suisse, Ian Schrager and RFR entered into a joint venture arrangement for the redevelopment and residential conversion of One Madison Avenue’s North Tower, also known as “The Clock Tower.”  Under the terms of the venture, the Company will retain a 30% interest in the Clock Tower. The arrangement provides Ian Schrager and RFR with the ability to increase its ownership interest if certain incentive return thresholds are achieved.

Investment In Gramercy Capital Corp.

At March 31, 2006, the Company’s investment in Gramercy was $93.6 million. Fees earned from various arrangements between the Company and Gramercy totaled approximately $4.7 million for the quarter ended March 31, 2006, including an incentive fee of $1.2 million earned as a result of Gramercy’s FFO exceeding the 9.5% annual return on equity performance threshold. The Company’s share of FFO generated from its investment in Gramercy totaled approximately $3.2 million for the quarter ended March 31, 2006.

The Company’s marketing, general and administrative, or MG&A, expenses include the consolidation of the expenses of its subsidiary GKK Manager LLC, the entity which manages and advises Gramercy. For the quarter ended March 31, 2006, the Company’s MG&A includes approximately $2.6 million of costs associated with Gramercy.

FINANCING/ CAPITAL ACTIVITY

In January 2006, the Company, through a joint venture with The City Investment Fund, L.P., or CIF, and The Witkoff group, recapitalized 485 Lexington Avenue. The joint venture obtained a $390.0 million three year loan, which bears interest at LIBOR plus 1.35%, and which can be extended for an additional two years. HSH Nordbank AG, New York Branch fully underwrote the $390.0 million financing. The initial funding of the loan was approximately $293.0 million which was used to repay the existing loan, return 100% of the partners invested capital and provide for a return on capital that exceeded the performance thresholds established with CIF. The balance of the loan will be used to fund the remaining renovations, lease up and tenant improvements for the building. As a result of exceeding the performance thresholds established with CIF, the Company’s economic stake in the property increased from 30% to 50%. The Company used its portion of the refinancing proceeds to repay its 2005 unsecured revolving credit facility and for new investments.

Dividends

On March 22, 2006, the Company declared a dividend of $0.60 per common share for the first quarter 2006. The dividend was payable April 14, 2006 to stockholders of record on the close of business on March 31, 2006. This distribution reflects the regular quarterly dividend, which is the equivalent of an annualized distribution of $2.40 per common share.

On March 22, 2006, the Company also approved a distribution on it’s Series C preferred stock for the period January 15, 2006 through and including April 14, 2006, of $0.4766 per share, payable April 14, 2006 to stockholders of record on the close of business on March 31, 2006. The distribution reflects the regular quarterly distribution, which is the equivalent of an annualized distribution of $1.90625 per Series C preferred stock.

On March 22, 2006, the Company also approved a distribution on it’s Series D preferred stock for the period January 15, 2006 through and including April 14, 2006, of $0.4922 per share, payable April 14, 2006 to stockholders of record on the close of business on March 31, 2006. The distribution reflects the regular quarterly distribution, which is the equivalent of an annualized distribution of $1.96875 per Series D preferred stock.

SL Green Realty Corp.

Key Financial Data

March 31, 2006

(Dollars in Thousands Except Per Share and Sq. Ft.)

	As of or for the three months ended
	3/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005

Earnings Per Share
Net income available to common shareholders - diluted	$0.54	$0.48	$0.87	$1.31	$0.54
Funds from operations available to common shareholders - diluted	$1.08	$1.02	$1.13	$1.02	$0.99
Funds available for distribution to common shareholders - diluted	$0.80	$0.67	$0.83	$0.69	$0.65

Common Share Price & Dividends
At the end of the period	$101.50	$76.39	$68.18	$64.50	$56.22
High during period	$103.09	$77.14	$70.10	$66.05	$59.74
Low during period	$77.70	$63.80	$64.76	$55.38	$52.70
Common dividends per share	$0.60	$0.60	$0.54	$0.54	$0.54
FFO Payout Ratio	55.53%	58.65%	47.70%	52.99%	54.73%
FAD Payout Ratio	75.40%	89.03%	64.78%	78.57%	82.90%

Common Shares & Units
Common shares outstanding	43,133	42,456	41,942	41,830	41,622
Units outstanding	2,263	2,427	2,502	2,512	2,531
Total shares and units outstanding	45,396	44,883	44,444	44,342	44,153

Weighted average common shares and units outstanding - basic	45,169	44,596	44,426	44,303	43,833
Weighted average common shares and units outstanding - diluted	46,608	45,820	45,674	45,505	45,160

Market Capitalization
Market value of common equity	$4,607,694	$3,428,612	$3,030,192	$2,860,059	$2,482,282
Liquidation value of preferred equity	257,500	257,500	257,500	257,500	257,500
Consolidated debt	1,693,907	1,542,252	1,626,640	1,493,753	1,315,315
Consolidated market capitalization	$6,559,101	$5,228,364	$4,914,332	$4,611,312	$4,055,097
SLG portion JV debt	1,111,160	1,040,265	911,959	928,334	564,945
Combined market capitalization	$7,670,261	$6,268,629	$5,826,291	$5,539,646	$4,620,042

Consolidated debt to market capitalization	25.83%	29.50%	33.10%	32.39%	32.44%
Combined debt to market capitalization	36.57%	41.20%	43.57%	43.72%	40.70%

Consolidated debt service coverage	3.55	3.53	3.70	3.54	3.65
Consolidated fixed charge coverage	2.45	2.39	2.55	2.40	2.43
Combined fixed charge coverage	1.95	1.93	2.07	2.03	2.16

Portfolio Statistics
Directly owned office buildings	22	21	21	21	21
Joint venture office buildings	7	7	7	8	8
	29	28	28	29	29

Directly owned square footage	9,805,000	9,345,000	9,345,000	9,345,000	9,164,000
Joint venture square footage	8,814,900	8,814,900	8,814,900	9,079,900	8,195,000
	18,619,900	18,159,900	18,159,900	18,424,900	17,359,000

Quarter end occupancy-portfolio	95.2%	96.7%	96.0%	95.9%	95.7%
Quarter end occupancy- same store - wholly owned	96.1%	96.0%	94.9%	95.3%	95.0%
Quarter end occupancy- same store - combined (wholly owned + joint venture)	96.3%	96.5%	96.0%	96.5%	96.3%

	As of or for the three months ended
	3/31/2006	12/31/05	9/30/2005	6/30/2005	3/31/2005

Selected Balance Sheet Data
Real estate assets before depreciation	$2,343,714	$2,222,922	$2,183,267	$2,049,820	$1,859,431
Investments in unconsolidated joint ventures	$533,145	$543,189	$659,860	$638,336	$579,194
Structured finance investments	$466,173	$400,076	$400,049	$396,862	$375,099

Total Assets	$3,482,532	$3,309,777	$3,352,330	$3,154,845	$2,932,962

Fixed rate & hedged debt	$1,254,116	$1,255,141	$1,256,095	$1,256,978	$1,025,315
Variable rate debt	439,791	287,111	370,545	236,775	290,000
Total consolidated debt	$1,693,907	$1,542,252	$1,626,640	$1,493,753	$1,315,315

Total Liabilities	$1,893,838	$1,751,275	$1,821,699	$1,668,824	$1,483,395

Fixed rate & hedged debt-including SLG portion of JV debt	$1,768,857	$1,741,225	$1,732,776	$1,756,389	$1,245,569
Variable rate debt - including SLG portion of JV debt	1,036,210	841,292	805,823	665,698	634,691
Total combined debt	$2,805,067	$2,582,517	$2,538,599	$2,422,087	$1,880,260

Selected Operating Data
Property operating revenues	$101,823	$94,975	$92,075	$87,771	$82,189
Property operating expenses	55,022	48,442	48,660	44,427	42,829
Property operating NOI	$46,801	$46,533	$43,415	$43,344	$39,360
NOI from discontinued operations	—	—	—	117	684
Total property operating NOI	$46,801	$46,533	$43,415	$43,461	$40,044

SLG share of Property NOI from JVs	$32,130	$31,595	$32,770	$29,813	$23,527
SLG share of FFO from Gramercy Capital	$3,168	$3,205	$2,610	$2,164	$1,143
Structured finance income	$13,479	$11,267	$10,652	$11,925	$11,147
Other income	$9,917	$8,352	$16,899	$6,156	$6,776

Marketing general & administrative expenses	$12,986	$11,965	$13,418	$10,594	$8,238

Consolidated interest	$18,850	$20,100	$20,580	$19,479	$17,366
Combined interest	$34,428	$34,642	$33,487	$29,930	$23,422
Preferred Dividend	$4,969	$4,969	$4,969	$4,969	$4,969

Office Leasing Statistics
Total office leases signed	65	55	58	71	55
Total office square footage leased	539,399	963,087	341,458	386,134	415,806

Average rent psf	$37.74	$46.89	$43.79	$43.49	$40.60
Escalated rents psf	$32.33	$38.99	$41.68	$42.75	$38.69
Percentage of rent over escalated	16.7%	20.3%	5.1%	1.7%	4.9%
Tenant concession packages psf	$12.91	$39.57	$30.74	$14.65	$31.64
Free rent months	2.1	6.2	2.7	2.3	4.6

COMPARATIVE BALANCE SHEETS Unaudited ($000’s omitted)

	3/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005
Assets
Commercial real estate properties, at cost:
Land & land interests	$270,351	$288,239	$288,080	$264,696	$224,943
Buildings & improvements fee interest	1,365,554	1,440,584	1,408,858	1,301,193	1,135,318
Buildings & improvements leasehold	695,601	481,891	474,121	471,723	472,558
Buildings & improvements under capital lease	12,208	12,208	12,208	12,208	12,208
	$2,343,714	$2,222,922	$2,183,267	$2,049,820	$1,845,027
Less accumulated depreciation	(231,561)	(219,295)	(205,443)	(192,249)	(179,180)
	$2,112,153	$2,003,627	$1,977,824	$1,857,571	$1,665,847
Other Real Estate Investments:
Investment in unconsolidated joint ventures	533,145	543,189	659,860	638,336	579,194
Structured finance investments	466,173	400,076	400,049	396,862	375,099

Assets held for sale	—	—	—	—	16,486
Cash and cash equivalents	20,535	24,104	14,193	1,978	16,789
Restricted cash	59,489	60,750	56,215	62,136	53,410
Tenant and other receivables, net of $9,491 reserve at 3/31/06	21,011	23,722	21,928	18,011	16,174
Related party receivables	6,329	7,707	3,598	3,978	4,519
Deferred rents receivable, net of reserve for tenant credit loss of $9,450 at 3/31/06	80,249	75,294	73,983	70,064	64,074
Deferred costs, net	77,145	79,428	68,518	60,700	55,041
Other assets	106,303	91,880	76,162	45,209	86,329

Total Assets	$3,482,532	$3,309,777	$3,352,330	$3,154,845	$2,932,962

	3/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005
Liabilities and Stockholders’ Equity
Mortgage notes payable	$912,262	$885,252	$866,640	$770,023	$600,315
Unsecured & Secured term loans	525,000	525,000	525,000	525,000	425,000
Revolving credit facilities	156,645	32,000	135,000	98,730	290,000
Derivative Instruments-fair value	—	—	—	1,078	—
Accrued interest	7,706	7,711	7,589	6,909	5,768
Accounts payable and accrued expenses	69,079	87,390	77,329	66,759	60,869
Deferred revenue	30,759	25,691	25,596	16,406	19,558
Capitalized lease obligations	16,292	16,260	16,228	16,166	16,106
Deferred land lease payable	16,469	16,312	16,179	16,043	15,883
Dividend and distributions payable	31,408	31,103	28,176	28,122	28,026
Security deposits	28,218	24,556	23,962	23,588	21,870
Junior subordinated deferrable interest debentures	100,000	100,000	100,000	100,000	—
Total Liabilities	$1,893,838	$1,751,275	$1,821,699	$1,668,824	$1,483,395

Minority interest in other partnerships	34,693	25,012	14,493	724	702
Minority interest in operating partnership (2,263 units outstanding) at 3/31/06	68,982	74,049	76,625	76,061	74,557

Stockholders’ Equity
7.625% Series C Perpetual Preferred Shares	151,981	151,981	151,981	151,981	151,981
7.875% Series D Perpetual Preferred Shares	96,321	96,321	96,321	96,321	96,321
Common stock, $.01 par value 100,000 shares authorized, 43,133 issued and outstanding at 3/31/06	431	425	419	418	416
Additional paid – in capital	983,144	959,858	936,923	928,900	918,810
Accumulated other comprehensive income	19,750	15,316	13,691	6,118	15,164
Retained earnings	233,392	235,540	240,178	225,498	191,616
Total Stockholders’ Equity	$1,485,019	$1,459,441	$1,439,513	$1,409,236	$1,374,308

Total Liabilities and Stockholders’ Equity	$3,482,532	$3,309,777	$3,352,330	$3,154,845	$2,932,962

COMPARATIVE STATEMENTS OF OPERATIONS Unaudited ($000’s omitted)

	Three Months Ended		Three Months Ended	Three Months Ended
	March 31, 2006	March 31, 2005	December 31, 2005	September 30, 2005
Revenues
Rental revenue, net	$86,186	$70,555	$78,126	$75,717
Escalation and reimbursement revenues	15,637	11,634	16,849	16,358
Investment income	13,479	11,147	11,267	10,652
Other income	9,917	6,776	8,352	16,899
Total Revenues, net	125,219	100,112	114,594	119,626

Equity in net income from unconsolidated joint ventures	9,968	12,059	10,706	13,250

Operating expenses	30,890	23,858	28,048	28,452
Ground rent	5,008	4,516	5,249	4,922
Real estate taxes	19,124	14,455	15,145	15,286
Marketing, general and administrative	12,986	8,238	11,965	13,418
Total Operating Expenses	68,008	51,067	60,407	62,078

EBITDA	67,179	61,104	64,893	70,798

Interest	18,850	17,194	20,100	20,580
Amortization of deferred financing costs	714	793	875	1,887
Depreciation and amortization	16,784	14,041	16,379	15,317

Income Before Minority Interest and Items	30,831	29,076	27,539	33,014

Income from discontinued operations	—	379	—	—
Gain on sale of discontinued operations	—	—	—	—
Equity in net gain on sale of joint venture property	—	—	—	11,550
Minority interest	(2,130)	(1,576)	(1,734)	(2,265)
Net Income	28,701	27,879	25,805	42,299

Dividends on perpetual preferred shares	4,969	4,969	4,969	4,969

Net Income Available For Common Shareholders	$23,732	$22,910	$20,836	$37,330

Earnings per Share
Net income per share (basic)	$0.55	$0.56	$0.49	$0.89
Net income per share (diluted)	$0.54	$0.54	$0.48	$0.87

COMPARATIVE COMPUTATION OF FFO AND FAD Unaudited ($000’s omitted - except per share data)

		Three Months Ended		Three Months Ended	Three Months Ended
		March 31, 2006	March 31, 2005	December 31, 2005	September 30, 2005
Funds from operations
Net Income before Minority Interests and Items		$30,831	$29,076	$27,539	$33,014

Add:	Depreciation and amortization	16,784	14,041	16,379	15,317
	FFO from discontinued operations	—	512	—	—
	FFO adjustment for joint ventures	7,980	6,082	8,130	8,549
Less:	Dividends on preferred shares	4,969	4,969	4,969	4,969
	Non real estate depreciation and amortization	268	181	205	207
	Funds From Operations	$50,358	$44,561	$46,874	$51,704

	Funds From Operations - Basic per Share	$1.11	$1.02	$1.05	$1.16

	Funds From Operations - Diluted per Share	$1.08	$0.99	$1.02	$1.13

Funds Available for Distribution
FFO		$50,358	$44,561	$46,874	$51,704

Add:	Non real estate depreciation and amortization	268	181	205	207
	Amortization of deferred financing costs	714	793	875	1,887
	Non-cash deferred compensation	2,296	983	1,086	1,086
Less:	FAD adjustment for Joint Ventures	2,440	5,012	5,658	5,206
	FAD adjustment for discontinued operations	—	(11)	—	—
	Straight-line rental income and other non cash adjustments	5,622	4,948	2,427	4,181
	Second cycle tenant improvements	3,967	4,148	5,626	4,310
	Second cycle leasing commissions	3,972	2,904	1,159	2,601
	Revenue enhancing recurring CAPEX	289	22	595	73
	Non- revenue enhancing recurring CAPEX	259	76	2,696	440

Funds Available for Distribution		$37,087	$29,418	$30,879	$38,073
	Diluted per Share	$0.80	$0.65	$0.67	$0.83
First Cycle Leasing Costs
	Tenant improvements	1,391	138	5,065	2,459
	Leasing commissions	3,073	895	3,179	214

Funds Available for Distribution after First Cycle Leasing Costs		$32,623	$28,385	$22,635	$35,400

Funds Available for Distribution per Diluted Weighted Average Unit and Common Share		$0.70	$0.63	$0.49	$0.78

Redevelopment Costs		$1,936	$429	$5,124	$2,971

Payout Ratio of Funds From Operations		55.53%	54.73%	58.65%	47.70%
Payout Ratio of Funds Available for Distribution Before First Cycle Leasing Costs		75.40%	82.90%	89.03%	64.78%

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY Unaudited ($000’s omitted)

	Series C Preferred Stock	Series D Preferred Stock	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income	TOTAL

Balance at December 31, 2005	$151,981	$96,321	$425	$959,858	$235,540	$15,316	$1,459,441

Net Income					28,701		28,701
Preferred Dividend					(4,969)		(4,969)
Exercise of employee stock options and redemption of units			5	16,560			16,565
Stock-based compensation fair value				739			739
Cash distributions declared ($0.60 per common share)					(25,880)		(25,880)
Comprehensive Income - Unrealized gain of derivative instruments						4,434	4,434
Dividend reinvestment plan				3,421			3,421
Deferred compensation plan			1	269			270
Amortization of deferred compensation				2,297			2,297
Balance at March 31, 2006	$151,981	$96,321	$431	$983,144	$233,392	$19,750	$1,485,019

RECONCILIATION OF SHARES AND UNITS OUTSTANDING, AND DILUTION COMPUTATION

	Common Stock	OP Units	Stock-Based Compensation	Sub-total	Preferred Stock	Diluted Shares

Share Count at December 31, 2005	42,455,829	2,426,786	—	44,882,615	—	44,882,615

YTD share activity	677,281	(163,489)		513,792		513,792
Share Count at March 31, 2006 - Basic	43,133,110	2,263,297	—	45,396,407	—	45,396,407

Weighting Factor	(274,619)	47,230	1,438,979	1,211,590		1,211,590
Weighted Average Share Count at March 31, 2006 - Diluted	42,858,491	2,310,527	1,438,979	46,607,997	—	46,607,997

TAXABLE INCOME Unaudited ($000’s omitted)

	Three Months Ended
	March 31, 2006	March 31, 2005

Net Income Available For Common Shareholders	$23,732	$22,910
Book/Tax Depreciation Adjustment	4,205	891
Book/Tax Gain Recognition Adjustment	—	—
Book/Tax JV Net equity adjustment	(1,060)	106
Other Operating Adjustments	(144)	(695)
C-corp Earnings	(960)	(571)
Taxable Income (Projected)	$25,773	$22,641

Dividend per share	$0.60	$0.54
Estimated payout of taxable income	100%	99%

Shares outstanding - basic	43,133	41,622

Payout of Taxable Income Analysis:

Estimated taxable income is derived from net income less straightline rent, free rent net of amortization of free rent, plus tax gain on sale of properties, credit loss, straightline ground rent and the difference between tax and GAAP depreciation. The Company has deferred the taxable gain on the sales 29 West 35th Street, 17 Battery Place South, 90 Broad Street, 50 West 23rd Street, 1370 Broadway,1412 Broadway, 17 Battery Place North and 1466 Broadway through 1031 exchanges. In addition, the Company has deferred substantially all of the taxable gain resulting from the sale of an interest in One Park Avenue.

JOINT VENTURE STATEMENTS Balance Sheet for Unconsolidated Property Joint Ventures Unaudited ($000’s omitted)

	March 31, 2006		March 31, 2005
	Total Property	SLG Property Interest	Total Property	SLG Property Interest
Land & land interests	$671,724	$295,034	$486,338	$206,876
Buildings & improvements fee interest	2,835,766	1,240,468	2,033,873	869,856
Buildings & improvements leasehold	20,060	9,027	—	—
	3,527,550	1,544,529	2,520,211	1,076,732
Less accumulated depreciation	(170,920)	(80,141)	(108,639)	(52,495)

Net Real Estate	3,356,630	1,464,388	2,411,572	1,024,237

Cash and cash equivalents	56,652	24,417	53,898	24,092
Restricted cash	24,862	11,445	35,978	16,078
Tenant receivables, net of $2,014 reserve at 3/31/06	10,053	4,922	6,559	3,312
Deferred rents receivable, net of reserve for tenant credit loss of $2,201 at 3/31/06	61,342	29,412	40,525	19,931
Deferred costs, net	79,410	33,422	33,173	15,442
Other assets	44,678	18,592	21,557	9,900

Total Assets	$3,633,627	$1,586,598	$2,603,262	$1,112,992

Mortgage loans payable	$2,496,212	$1,111,160	$1,336,728	$564,945
Derivative Instruments-fair value	—	—	25	14
Accrued interest payable	11,198	4,875	5,358	2,225
Accounts payable and accrued expenses	65,266	28,610	59,598	26,708
Security deposits	6,509	3,064	9,783	4,492
Contributed Capital (1)	1,054,442	438,889	1,191,770	514,608

Total Liabilities and Equity	$3,633,627	$1,586,598	$2,603,262	$1,112,992

As of March 31, 2006 the Company has ten unconsolidated joint venture interests including a 55% interest in 1250 Broadway, a 50% interest in 100 Park Avenue, a 16.67% interest in 1 Park Avenue, a 68.5% economic interest in 1515 Broadway increased from 55% in December 2005,  a 45% interest in 1221 Avenue of the Americas,  a 50% economic interest in 485 Lexington Avenue increased from 30% in January 2006, a 55% interest in the South Building of 1 Madison Avenue, a 30% interest in the Clock Tower of 1 Madison Avenue, a 10% interest in 55 Corporate Drive and a 45% interest in 379 West Broadway. These interests are accounted for on the equity method of accounting and, therefore, are not consolidated into the company’s financial statements.

As we have been designated as the primary beneficiary under FIN 46(R), we have consolidated the accounts of the following four joint ventures including a 50% interest in 1551/1555 Broadway and 21 West 34th Street, a 50% interest in 141 Fifth Avenue, a 45% interest in 1604 Broadway and a 50% interest in 25-29 West 34th Street.

(1)          Contributed capital includes adjustments to capital to reflect our share of capital based on implied sales prices of partially sold or contributed properties. Our investment in unconsolidated joint venture reflects our actual contributed capital base.

JOINT VENTURE STATEMENTS Statements of Operations for Unconsolidated Property Joint Ventures Unaudited ($000’s omitted)

	Three Months Ended March 31, 2006		Three Months Ended December 31, 2005	Three Months Ended March 31, 2005
	Total Property	SLG Property Interest	SLG Property Interest	Total Property	SLG Property Interest
Revenues
Rental Revenue, net	$88,456	$42,590	$40,929	$75,632	$33,911
Escalation and reimbursement revenues	18,992	9,052	8,374	13,952	6,526
Investment and other income	1,861	978	679	293	161
Total Revenues, net	$109,309	$52,620	$49,982	$89,877	$40,598

Expenses
Operating expenses	$24,724	$11,977	$11,048	$20,884	$9,746
Ground rent	225	101	26	—	—
Real estate taxes	17,417	8,412	7,313	15,914	7,325
Total Operating Expenses	$42,366	$20,490	$18,387	$36,798	$17,071

GAAP NOI	$66,943	$32,130	$31,595	$53,079	$23,527
Cash NOI	$59,949	$29,394	$28,947	$46,471	$20,543

Interest	30,461	15,578	14,542	15,100	6,056
Amortization of deferred financing costs	1,433	771	737	1,012	473
Depreciation and amortization	17,653	8,452	8,303	13,859	6,081

Net Income	$17,396	$7,329	$8,013	$23,108	$10,917

Plus: Real estate depreciation	17,653	8,452	8,300	13,859	6,081
Funds From Operations	$35,049	$15,781	$16,313	$36,967	$16,998

FAD Adjustments:
Plus: Non real estate depreciation and amortization	$1,433	$771	$737	$1,012	$473
Less: Straight-line rental income and other non-cash adjustments	(6,992)	(2,733)	(2,464)	(6,507)	(2,983)
Less: Second cycle tenant improvement	(827)	(402)	(2,262)	(1,392)	(666)
Less: Second cycle leasing commissions	(197)	(59)	(1,331)	(3,370)	(1,816)
Less: Recurring CAPEX	(50)	(17)	(338)	(36)	(20)
FAD Adjustment	$(6,633)	$(2,440)	$(5,658)	$(10,293)	$(5,012)

Gramercy Joint Venture Statements

Unaudited

($000’s omitted)

Balance Sheets

	March 31, 2006	December 31, 2005
Assets
Cash	$46,001	$70,576
Loans and other lending investments, net	1,543,643	1,205,745
Investment in joint ventures	57,373	58,040
Operating real estate, net	53,059	51,173
Other assets	103,568	84,276
Total Assets	$1,803,644	$1,469,810

Liabilities and Stockholders’ Equity
Repurchase agreement	$377,193	$117,366
Collateralized debt obligation	810,500	810,500
Mortgage note payable	41,000	41,000
Other liabilities	43,560	28,540
Junior subordinated deferrable interest debentures	150,000	100,000
Total Liabilities	1,422,253	1,097,406

Minority interest in operating real estate	5,000	—

Stockholders’ Equity
Total stockholders’ equity	376,391	372,404

Total Liabilities and Stockholders’ Equity	$1,803,644	$1,469,810

Total Outstanding Shares	22,818	22,803

Total SLG Shares	5,668	5,668

SLG Investment in Gramercy at Cost	$93,619	$93,619

Income Statements

	Three Months Ended March 31, 2006	Three Months Ended March 31, 2005
Revenues
Investment Income	$31,879	$10,250
Rental Revenue - net	914	—
Other income	4,197	440
Total revenues	36,990	10,690

Expenses
Interest	17,721	2,801
Management fees	3,523	1,668
Incentive fees	1,193	—
Depreciation and amortization	455	22
Marketing, general and administrative	2,770	1,633
Provision for loan loss	—	—
Total expenses	25,662	6,124

Income from continuing operations before equity in net loss of unconsolidated joint ventures and taxes	11,328	4,566
Equity in net loss of unconsolidated joint ventures	(727)	—
Income from continuing operations before taxes	10,601	4,566
Provision for taxes	(47)	—
Net income available to common shareholders	10,554	4,566
Plus: Real estate depreciation	2,117	—
FFO	$12,671	$4,566

SLG share of net income	$2,639	$1,143

SLG share of FFO	$3,168	$1,143

	Three Months Ended March 31, 2006	Three Months Ended March 31, 2005
GKK Manager
Base management income	$2,237	$1,213
Other fee income	1,692	750
Marketing, general and administrative expenses	(1,947)	(1,417)
Net Income before minority interest	1,982	546
Less: minority interest	(669)	(135)
SLG share of GKK Manager net income	1,313	411
Servicing and administrative reimbursements	782	464
Net management income and reimbursements from Gramercy	$2,095	$875

SELECTED FINANCIAL DATA Capitalization Analysis Unaudited ($000’s omitted)

	3/31/2006		12/31/2005	9/30/2005	6/30/2005	3/31/2005
Market Capitalization
Common Equity:
Common Shares Outstanding	43,133		42,456	41,942	41,830	41,622
OP Units Outstanding	2,263		2,427	2,502	2,512	2,531
Total Common Equity (Shares and Units)	45,396		44,883	44,444	44,342	44,153
Share Price (End of Period)	$101.50		$76.39	$68.18	$64.50	$56.22
Equity Market Value	$4,607,694		$3,428,612	$3,030,192	$2,860,059	$2,482,282

Preferred Equity at Liquidation Value:	257,500		257,500	257,500	257,500	257,500

Real Estate Debt
Property Level Mortgage Debt	912,262		885,252	866,640	770,023	600,315
Outstanding Balance on - Term Loans	525,000		525,000	525,000	525,000	425,000
Outstanding Balance on – Secured Credit Line	—		—	—	67,000	125,000
Outstanding Balance on – Unsecured Credit Line	156,645		32,000	135,000	31,730	165,000
Junior Subordinated Deferrable Interest Debentures	100,000		100,000	100,000	100,000	—
Total Consolidated Debt	1,693,907		1,542,252	1,626,640	1,493,753	1,315,315
Company’s Portion of Joint Venture Debt	1,111,160		1,040,265	911,959	928,334	564,945
Total Combined Debt	2,805,067		2,582,517	2,538,599	2,422,087	1,880,260

Total Market Cap (Debt & Equity)	$7,670,261		$6,268,629	$5,826,291	$5,539,646	$4,620,042

Availability under Lines of Credit
Senior Unsecured Line of Credit	329,275	(A)	453,920	359,612	264,270	131,000
Term Loans	—		—	—	—	—
Secured Line of Credit	—		—		58,000	—
Total Availability	$329,275		$453,920	$359,612	$322,270	$131,000

(A) As reduced by $14,080 letter of credit

Combined Capitalized Interest	$4,291	$2,388	$2,161	$1,016	$—

Ratio Analysis
Consolidated Basis
Debt to Market Cap Ratio	25.83%	29.50%	33.10%	32.39%	32.44%
Debt to Gross Real Estate Book Ratio (1)	72.65%	69.76%	74.92%	70.02%	64.94%
Secured Real Estate Debt to Secured Assets Gross Book (1)	72.62%	75.60%	75.41%	75.39%	66.77%
Unsecured Debt to Unencumbered Assets-Gross Book Value (1)	54.55%	44.28%	55.21%	45.26%	52.09%

Joint Ventures Allocated
Combined Debt to Market Cap Ratio	36.57%	41.20%	43.57%	43.72%	40.70%
Debt to Gross Real Estate Book Ratio (1)	72.37%	69.82%	69.46%	66.69%	60.33%
Secured Debt to Secured Assets Gross Book (1),(2)	72.25%	72.17%	67.56%	67.52%	58.98%

(1) Excludes property level capital obligations.

(2) Secured debt ratio includes only property level secured debt.

SELECTED FINANCIAL DATA Property NOI and Coverage Ratios Unaudited ($000’s omitted)

		Three Months Ended		Three Months Ended	Three Months Ended
		March 31, 2006	March 31, 2005	December 31, 2005	September 30, 2005
	Property NOI

	Property Operating NOI	$46,801	$39,360	$46,533	$43,415
	NOI from Discontinued Operations	—	684	—	—
	Total Property Operating NOI - Consolidated	46,801	40,044	46,533	43,415
	SLG share of Property NOI from JVs	32,130	23,527	31,595	32,770
	GAAP NOI	$78,931	$63,571	$78,128	$76,185

Less:	Free Rent (Net of Amortization)	2,221	3,713	1,526	2,024
	Net FAS 141 Adjustment	789	693	845	587
	Straightline Revenue Adjustment	6,358	4,716	2,902	5,753

Plus:	Allowance for S/L tenant credit loss	933	1,298	291	1,253
	Ground Lease Straight-line Adjustment	157	160	136	136
	Cash NOI	$70,653	$55,907	$73,282	$69,210

	Components of Debt Service and Fixed Charges

	Interest Expense	19,039	17,368	20,284	20,760
	Fixed Amortization Principal Payments	1,025	895	954	883
	Total Consolidated Debt Service	20,064	18,263	21,238	21,643

	Payments under Ground Lease Arrangements	4,851	4,356	5,113	4,786
	Dividend on perpetual preferred shares	4,969	4,969	4,969	4,969
	Total Consolidated Fixed Charges	29,884	27,588	31,320	31,398

	Adjusted EBITDA	78,102	67,658	74,980	80,141
	Interest Coverage Ratio	3.72	3.84	3.70	3.86
	Debt Service Coverage Ratio	3.55	3.65	3.53	3.70
	Fixed Charge Coverage Ratio	2.45	2.43	2.39	2.55

SELECTED FINANCIAL DATA 2006 Same Store - Consolidated Unaudited ($000’s omitted)

		Three Months Ended			Three Months Ended	Three Months Ended
		March 31, 2006	March 31, 2005%		December 31, 2005	September 30, 2005
Revenues
	Rental Revenue, net	77,872	69,741	12%	71,091	70,616
	Escalation & Reimbursement Revenues	14,252	11,314	26%	15,522	14,926
	Investment Income	227	146	55%	229	200
	Other Income	2,326	1,341	73%	1,078	725
	Total Revenues	94,677	82,542	15%	87,920	86,467
Expenses
	Operating Expense	25,828	21,278	21%	23,224	24,002
	Ground Rent	4,912	4,516	9%	4,912	4,922
	Real Estate Taxes	17,742	14,224	25%	14,152	14,357
		48,482	40,018	21%	42,288	43,281

	EBITDA	46,195	42,524	9%	45,632	43,186

	Interest Expense & Amortization of Financing costs	10,954	10,277	7%	11,152	11,169
	Depreciation & Amortization	14,312	13,088	9%	14,266	13,669

	Income Before Minority Interest	20,929	19,159	9%	20,214	18,348
Plus:	Real Estate Depreciation & Amortization	14,302	13,077	9%	14,257	13,659

	FFO	35,231	32,236	9%	34,471	32,007

Less:	Non – Building Revenue	395	372	6%	421	381

Plus:	Interest Expense & Amortization of Financing costs	10,954	10,277	7%	11,152	11,169
	Non Real Estate Depreciation	10	11	-9%	9	10
	GAAP NOI	45,800	42,152	9%	45,211	42,805

Cash Adjustments
Less:	Free Rent (Net of Amortization)	1,998	2,466	-19%	(736)	1,650
	Straightline Revenue Adjustment	3,273	2,815	16%	2,141	2,584
	Rental Income - FAS 141	285	285	0%	293	293
Plus:	Allowance for S/L tenant credit loss	680	950	-28%	110	894
	Ground Lease Straight-line Adjustment	87	160	-46%	87	136
	Cash NOI	41,011	37,696	9%	43,710	39,308

Operating Margins
	GAAP NOI to Real Estate Revenue, net	48.23%	50.71%		51.61%	49.21%
	Cash NOI to Real Estate Revenue, net	43.19%	45.35%		49.89%	45.19%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	53.40%	56.15%		57.21%	54.87%
	Cash NOI before Ground Rent/Real Estate Revenue, net	48.27%	50.59%		55.40%	50.69%

SELECTED FINANCIAL DATA 2006 Same Store - Joint Venture Unaudited ($000’s omitted)

		Three Months Ended			Three Months Ended	Three Months Ended
		March 31, 2006	March 31, 2005%		December 31, 2005	September 30, 2005
Revenues
	Rental Revenue, net	33,438	32,881	2%	33,118	32,999
	Escalation & Reimbursement Revenues	8,654	6,760	28%	8,535	7,523
	Investment Income	335	63	433%	110	81
	Other Income	433	47	820%	450	2,371
	Total Revenues	42,860	39,751	8%	42,212	42,974
Expenses
	Operating Expense	11,240	9,653	16%	11,155	10,861
	Ground Rent	—	—		—	—
	Real Estate Taxes	8,128	7,474	9%	7,582	7,481
		19,367	17,127	13%	18,737	18,342

	EBITDA	23,493	22,624	4%	23,475	24,632

	Interest Expense & Amortization of Financing costs	10,040	5,777	74%	8,856	6,694
	Depreciation & Amortization	5,990	5,621	7%	5,918	6,278

	Income Before Minority Interest	7,463	11,226	-34%	8,701	11,660
Plus:	Real Estate Depreciation & Amortization	5,990	5,621	7%	5,918	5,876

	FFO	13,453	16,847	-20%	14,619	17,536

Less:	Non – Building Revenue	340	66	413%	117	84

Plus:	Interest Expense & Amortization of Financing costs	10,040	5,777	74%	8,856	6,694
	Non Real Estate Depreciation	—	—		—	402
	GAAP NOI	23,153	22,558	3%	23,358	24,548

Cash Adjustments
Less:	Free Rent (Net of Amortization)	(151)	1,318	-111%	(414)	170
	Straightline Revenue Adjustment	1,204	1,772	-32%	1,164	1,316
	FAS 141	245	245	0%	245	245
Plus:	Allowance for S/L tenant credit loss	123	319	-61%	51	261
	Ground Lease Straight-line Adjustment	—	—	0%	—	—
	Cash NOI	21,979	19,542	12%	22,416	23,080

Operating Margins
	GAAP NOI to Real Estate Revenue, net	54.29%	56.39%		55.42%	57.17%
	Cash NOI to Real Estate Revenue, net	51.54%	48.85%		53.19%	53.56%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	54.29%	56.39%		55.42%	57.17%
	Cash NOI before Ground Rent/Real Estate Revenue, net	51.54%	48.85%		53.19%	53.56%

DEBT SUMMARY SCHEDULE Unaudited ($000’s omitted)

Fixed rate debt	Principal O/S Outstanding 3/31/2006	Coupon	2006 Principal Repayment	Maturity Date	Due at Maturity	As-Of Right Extension	Earliest Prepayment

Secured fixed Rate Debt
125 Broad Street	74,572	8.29%	803	Oct-07	73,341	—	Open
673 First Avenue	34,306	5.67%	657	Feb-13	28,984	—	Feb-06
70 W. 36th Street	11,359	7.87%	214	May-09	10,629	—	Open
711 Third Avenue	120,000	4.99%	—	Jun-15	120,000	—	Mar-15
220 E 42nd Street	210,000	5.24%	—	Nov-13	182,394	—	Dec-06
420 Lexington Avenue	116,879	8.44%	2,284	Nov-10	104,691	—	Open
625 Madision Avenue	102,000	6.27%	166	Nov-15	78,595	—	Open
	669,116	6.32%	4,124		598,634

Secured fixed Rate Debt-Other
Wells Fargo Secured Term Loan (Libor + 125 bps) (1)	160,000	4.12%	—	May-10	160,000	—	—
	160,000	4.12%	—		160,000
Unsecured fixed rate debt
Wells Fargo Unsecured Term Loan (Libor swap + 125bps) (2)	325,000	4.64%	—	Aug-09	325,000	—	Aug-07
Junior Subordinated Deferrable Interest Debentures	100,000	5.61%	—	Jun-15	100,000	—	—
	425,000	4.87%	—		425,000

Total Fixed Rate Debt/Wtd Avg	1,254,116	5.55%	4,124		1,183,634

Floating rate Debt
Secured floating rate debt
Wells Fargo Secured Term Loan (Libor + 125 bps)	40,000	5.84%	—	May-10	40,000	—	—
1551/1555 Broadway & 21 W. 34th Street (Libor + 200 bps) (3)	92,992	6.53%	—	Aug-08	92,992	—	Open
141 Fifth Avenue (Libor + 225 bps) (3)	10,154	6.85%	—	Sep-07	10,154	Sep-10	—
521 Fifth Avenue (Libor + 162.5 bps)	140,000	6.55%	—	Oct-08	140,000	—	Open

	283,146	6.45%	—		283,146

Unsecured floating rate debt
Senior Unsecured Line of Credit (Libor + 95 bps)	156,645	5.69%	—	Aug-08	156,645	Aug-09	Open
	156,645	5.69%	—		156,645

Total Floating Rate Debt/Wtd Avg	439,791	6.18%	—		439,791

Total Debt/Wtd Avg	1,693,907	5.71%	4,124		1,623,425

Weighted Average Balance & Interest Rate	1,627,466	5.68%

SUMMARY OF JOINT VENTURE DEBT

	Principal O/S
Joint Venture Debt	Gross Principal	SLG Share
1250 Broadway (Libor + 120bps)	115,000	63,250	5.73%	—	Aug-06	63,250	Aug-09	Open
1221 Avenue of Americas (Libor + 75bps) (4)	170,000	76,500	5.56%	—	Dec-10	76,500	Dec-08	Open
1515 Broadway (Libor + 90 bps)	625,000	343,750	5.46%	—	Nov-07	343,750	Jul-09	Open
1 Park Avenue	238,500	39,830	5.80%	—	May-14	39,830	—	Open
100 Park Avenue (3)	135,998	67,863	6.52%	—	Nov-15	63,626	—	Open
485 Lexington Ave (Libor + 135bps)	305,112	91,534	5.96%	—	Jan-09	91,534	Jul-09	Open
1 Madison Avenue - South Building	686,905	377,798	5.91%	2,536	Dec-20	220,755	—	Jun-20
1 Madison Avenue - Clock Tower (Libor + 160bps)	120,859	36,258	6.26%	—	Nov-07	36,258	Nov-08	Nov-06
55 Corporate Drive (Libor + 215bps)	86,000	8,600	6.54%	—	Jun-07	8,600	Jun-10	Dec-06
379 West Broadway (Libor + 225bps) (3)	12,838	5,777	6.85%	—	Dec-07	5,777	Dec-10	—

Total Joint Venture Debt/Wtd Avg	2,496,212	1,111,160	5.80%	2,536		949,880

Weighted Average Balance & Interest Rate with SLG JV debt		2,692,734	5.72%

(1) There is a LIBOR swap on this loan of 2.33% through May 2006 and 4.65% from May 2006 through December 2008.

(2) WF term loan consists of three tranches which mature in June 2008 and a fourth tranch which matures in August 2009. The blended rates on the step -up swaps for this loan are as follows: 3.57% on $100mm, 3.51% on $35mm, 3.95% on $65mm, and 4.21% on $125mm.

(3) Committed amount for 1551/1555 Broadway and 21 West 34th Street is $103.9mm, for 141 Fifth Avenue is $12.58mm, for 1 Madison Avenue is $205.1mm , for 100 Park is $175mm and for 379 West Broadway is $13.25mm.

(4) A swap at a LIROR of 4.76% was placed on $65mm of the loan through 2010.

SUMMARY OF GROUND LEASE ARRANGEMENTS Consolidated Statement (REIT) ($000’s omitted)

Property	2006 Scheduled Cash Payment	2007 Scheduled Cash Payment	2008 Scheduled Cash Payment	2009 Scheduled Cash Payment	Deferred Land Lease Obligations (1)	Year of Maturity

Operating Leases
673 First Avenue	3,010	3,010	3,010	3,010	15,413	2037
1140 Avenue of Americas (2)	348	348	348	348	—	2016	(3)
420 Lexington Avenue (2)	7,074	7,074	7,074	7,074	—	2008	(4)
711 Third Avenue (2) (5)	1,550	1,550	1,550	1,550	939	2032
461 Fifth Avenue (2)	2,100	2,100	2,100	2,100	—	2027	(6)
625 Madison Avenue (2)	4,613	4,613	4,613	4,613	—	2022	(7)
1604 Broadway (2)	2,350	2,350	2,350	2,350	117	2021	(8)
Total	21,045	21,045	21,045	21,045	16,469

Capitalized Lease
673 First Avenue	1,416	1,416	1,416	1,416	16,292	2037

(1) Per the balance sheet at March 31, 2006

(2) These ground leases are classified as operating leases and, therefore, do not appear on the balance sheet as an obligation.

(3) The Company has a unilateral option to extend the ground lease for an additional 50 years to 2066.

(4) Subject to renewal at the Company’s option through 2029.

(5) Excludes portion payable to SL Green as owner of 50% leasehold.

(6) The Company has an option to purchase the ground lease for a fixed price on a specific date.

(7) Subject to renewal at the Company’s option through 2054.

(8) Subject to renewal at the Company’s option through 2036.The Company has a 45% interest in this property.

STRUCTURED FINANCE ($000’s omitted)

	Assets Outstanding	Wtd Average Assets during quarter	Wtd Average Yield during quarter	Current Yield	Libor Rate

12/31/2004	350,027	332,936	10.00%	10.25%	2.40%

Originations/Accretion (1)	222
Preferred Equity	25,000
Redemptions /Amortization	(150)
3/31/2005	375,099	363,189	10.43%	10.69%	2.87%

Originations/Accretion (1)	58,250
Preferred Equity	6,125
Redemptions /Amortization	(42,612)
6/30/2005	396,862	413,571	10.27%	10.26%	3.34%

Originations/Accretion (1)	—
Preferred Equity	58,000
Redemptions /Amortization	(54,813)
9/30/2005	400,049	398,433	10.26%	10.34%	3.86%

Originations/Accretion (1)	152
Preferred Equity	—
Redemptions /Amortization	(125)
12/31/2005	400,076	399,889	10.43%	10.44%	4.39%

Originations/Accretion (1)	61,127
Preferred Equity	5,000
Redemptions /Amortization	(30)
3/31/2006	466,173	453,085	10.27%	10.57%	4.83%

(1) Accretion includes original issue discounts and compounding investment income.

Type of Investment	Quarter End Balance(1)	Senior Financing	Exposure Psf	Wtd Average Yield during quarter	Current Yield

Junior Mortgage Participation	$139,790	$991,500	$247	10.43%	10.82%

Mezzanine Debt	$157,258	$454,000	$289	9.20%	9.45%

Preferred Equity	$169,125	$3,175,000	$133	11.21%	11.59%

Balance as of 3/31/06	$466,173	$4,620,500	$194	10.27%	10.57%

Current Maturity Profile (2)

(1) Most investments are indexed to Libor and are prepayable at dates prior to maturity subject to certain prepayment penalties or fees.

(2) The weighted maturity is 6.6 years.

SELECTED PROPERTY DATA

Properties	SubMarket	Ownership	Usable Sq. Feet	% of Total Sq. Feet	Occupancy (%)					Annualized Rent ($’s)	Annualized Rent		Total Tenants
					Mar-06	Dec-05	Sep-05	Jun-05	Mar-05		100%	SLG
PROPERTIES 100% OWNED
“Same Store”				%	%	%	%	%	%	$	%	%
1140 Avenue of the Americas	Rockefeller Center	Leasehold Interest	191,000	1	100.0	97.1	97.1	97.1	96.3	9,207,636	2	2	25
110 East 42nd Street	Grand Central North	Fee Interest	181,000	1	94.5	96.5	89.6	91.3	88.9	6,781,980	2	1	27
125 Broad Street	Downtown	Fee Interest	525,000	3	100.0	100.0	100.0	100.0	100.0	18,377,100	5	3	4
1372 Broadway	Garment	Fee Interest	508,000	3	86.4	84.1	84.1	99.2	99.4	15,985,536	4	3	24
220 East 42nd Street	Midtown	Fee Interest	1,135,000	6	99.5	99.5	99.6	99.0	97.9	39,554,928	10	7	40
286 Madison Avenue	Grand Central South	Fee Interest	112,000	1	100.0	99.8	98.8	96.9	93.6	4,113,504	1	1	39
290 Madison Avenue	Grand Central South	Fee Interest	37,000	0	100.0	100.0	100.0	100.0	100.0	1,440,468	0	0	4
292 Madison Avenue	Grand Central South	Fee Interest	187,000	1	99.7	99.7	99.7	99.7	99.7	7,951,380	2	1	21
317 Madison Avenue	Grand Central	Fee Interest	450,000	2	93.7	93.7	86.4	85.2	86.9	17,944,392	5	3	88
420 Lexington Ave (Graybar)	Grand Central North	Operating Sublease	1,188,000	6	97.4	97.1	97.0	96.5	96.4	53,089,044	14	9	255
440 Ninth Avenue	Garment	Fee Interest	339,000	2	99.4	100.0	100.0	100.0	100.0	10,972,596	3	2	13
461 Fifth Avenue	Midtown	Leasehold Interest	200,000	1	89.7	89.7	89.7	89.7	90.3	10,778,316	3	2	17
470 Park Avenue South	Park Avenue South/Flatiron	Fee Interest	260,000	1	96.9	93.8	93.1	93.8	91.1	9,649,188	3	2	28
555 West 57th Street	Midtown West	Fee Interest	941,000	5	100.0	100.0	100.0	100.0	100.0	27,930,576	7	5	18
625 Madison Avenue	Plaza District	Leasehold Interest	563,000	3	91.7	91.7	83.3	77.0	76.4	35,913,708	9	6	39
673 First Avenue	Grand Central South	Leasehold Interest	422,000	2	77.8	77.8	77.8	80.8	80.8	10,775,652	3	2	10
70 West 36th Street	Garment	Fee Interest	151,000	1	95.2	96.1	96.7	96.7	98.2	4,275,888	1	1	28
711 Third Avenue	Grand Central North	Operating Sublease (1)	524,000	3	100.0	100.0	99.3	98.7	98.1	23,055,108	6	4	19
750 Third Avenue	Grand Central North	Fee Interest	780,000	4	98.0	100.0	100.0	100.0	100.0	33,613,008	9	6	18
Subtotal / Weighted Average			8,694,000	47	96.1	96.0	94.9	95.3	95.0	$341,410,008	89	59	717

Adjustments
19 West 44th Street	Midtown	Fee Interest	292,000	2	98.1	96.8	95.8	92.2	92.2	10,847,196	3	2	67
28 West 44th Street	Midtown	Fee Interest	359,000	2	95.0	94.2	93.1	84.9	86.8	12,220,356	3	2	72
521 Fifth Avenue	Midtown	Leasehold Interest	460,000	2	97.4	—	—	—	—	17,584,728	5	3	52
Subtotal / Weighted Average			1,111,000	6	96.8	95.4	94.3	88.2	89.2	$40,652,280	11	7	191

Total / Weighted Average Properties 100% Owned			9,805,000	53	96.2	96.0	94.9	94.8	94.6	$382,062,288	100	66	908

PROPERTIES < 100% OWNED (Unconsolidated)
“Same Store”
1 Park Avenue - 16.7%	Grand Central	Fee Interest	913,000	5	97.8	97.8	97.8	97.8	97.1	36,187,212		1	18
1250 Broadway - 55%	Penn Station	Fee Interest	670,000	4	95.8	95.8	95.5	95.3	94.8	22,235,892		2	35
1515 Broadway - 55%	Times Square	Fee Interest	1,750,000	9	100.0	100.0	100.0	99.6	99.6	81,771,600		10	12
100 Park Avenue - 50%	Grand Central South	Fee Interest	834,000	4	89.7	92.7	92.7	91.5	91.5	32,602,128		3	37
1221 Avenue of the Americas - 45%	Rockefeller Center	Fee Interest	2,550,000	14	96.5	96.5	96.2	97.7	97.7	127,658,088		10	24
Subtotal / Weighted Average			6,717,000	36	96.7	97.0	96.9	96.7	96.6	$300,454,920		26	126

Adjustments
485 Lexington Avenue - 30%	Grand Central North	Fee Interest	921,000	5	71.2	100.0	100.0	100.0	100.0	32,376,144		3	6
1 Madison Avenue - 55%	Park Avenue South	Fee Interest	1,176,900	6	97.5	97.5	97.5	95.5	-	54,807,984		5	2
Subtotal / Weighted Average			2,097,900	11	86.0	98.6	98.6	97.5	100.0	$87,184,128		8	8

Total / Weighted Average Properties Less Than 100% Owned			8,814,900	47	94.1	97.4	97.3	96.9	97.0	$387,639,048		34	134

Grand Total / Weighted Average			18,619,900	100	95.2	96.7	96.0	95.9	95.7	$769,701,336			1,042
Grand Total - SLG share of Annualized Rent										$576,387,620		100

Same Store Occupancy% - Combined			15,411,000	83	96.3	96.5	96.0	96.5	96.3

(1) Including Ownership of 50% in Building Fee.

RETAIL & DEVELOPMENT PROPERTIES
1 Madison Avenue - Clock Tower - 30%	Park Avenue South	Fee Interest	220,000	50	—	—	—	—	—	N/A	N/A	N/A	N/A
1551-1555 Broadway - 50%	Times Square	Fee Interest	23,600	5	—	—	—	—	—	N/A	N/A	N/A	N/A
1604 Broadway - 45%	Times Square	Leasehold Interest	41,100	9	17.2	17.2	—	—	—	2,090,340	26	12	2
21 West 34th Street - 50%	Herald Square/Penn Station	Fee Interest	20,100	5	25.0	100.0	—	—	—	577,572	7	4	1
25-27 West 34th Street - 50%	Herald Square/Penn Station	Fee Interest	21,700	5	30.7	—	—	—	—	943,788	12	6	3
29 West 34th Street - 50%	Herald Square/Penn Station	Fee Interest	29,300	7	74.4	—	—	—	—	1,042,896	13	6	7
379 West Broadway - 45%	Cast Iron/Soho	Leasehold Interest	62,006	14	100.0	100.0	—	—	—	2,651,040	33	15	7
141 Fifth Avenue - 50%	Flat Iron	Fee Interest	21,500	5	100.0	100.0	100.0	—	—	749,232	9	5	4
Total / Weighted Average Retail/Development Properties			439,306	100	N/A	N/A	N/A	—	—	8,054,868	100	47	24

LARGEST TENANTS BY SQUARE FEET LEASED

Wholly Owned Portfolio + Allocated JV Properties

Tenant Name	Property	Lease Expiration	Total Leased Square Feet	Annualized Rent ($)	PSF Annualized	% of Annualized Rent	SLG Share of Annualized Rent($)	% of SLG Share of Annualized Rent	Credit Rating (1)

Viacom International, Inc.	1515 Broadway	2008, 2010, 2012, 2013 & 2015	1,375,776	$68,068,908	$49.48	8.8%	$46,593,168	8.1%	BBB
Credit Suisse Securities (USA), LLC	1 Madison Avenue	2020	1,123,879	53,923,716	$47.98	7.0%	29,658,044	5.1%	A+
Citigroup, N.A.	125 Broad Street, 1 Park Avenue, 750 Third Avenue & 485 Lexington Avenue	2007, 2010 & 2017	645,896	27,891,876	$43.18	3.6%	19,847,813	3.4%	AA+
Morgan Stanley & Co. Inc.	1221 Ave.of the Americas	Various	496,249	31,512,876	$63.50	4.1%	14,180,794	2.5%	A+
Societe Generale	1221 Ave.of the Americas	Various	486,663	23,697,324	$48.69	3.1%	10,663,796	1.9%	AA-
Omnicom Group	220 East 42nd Street & 420 Lexington Avenue	2008, 2009, 2010 & 2017	480,802	16,037,076	$33.35	2.1%	16,037,076	2.8%	A-
The McGraw Hill Companies, Inc.	1221 Ave.of the Americas	Various	420,328	18,443,640	$43.88	2.4%	8,299,638	1.4%	A+
Advance Magazine Group	750 Third Avenue, 485 Lexington Avenue	2021	342,720	12,686,556	$37.02	1.6%	11,437,950	2.0%
Visiting Nurse Service of New York	1250 Broadway	2006 & 2018	290,741	8,476,824	$29.16	1.1%	4,662,253	0.8%
The City University of New York - CUNY	555 West 57th Street & 28 West 44th Street	2006, 2010, 2011, 2015 & 2016	233,580	7,678,716	$32.87	1.0%	7,678,716	1.3%
New York Presbyterian Hospital	555 West 57th Street & 673 First Avenue	2006, 2009, & 2021	231,888	7,230,468	$31.18	0.9%	7,230,468	1.3%
C.B.S. Broadcasting, Inc.	555 West 57th Street	2013 & 2017	231,585	7,315,692	$31.59	1.0%	7,315,692	1.3%	BBB
BMW of Manhattan	555 West 57th Street	2012	227,782	4,089,852	$17.96	0.5%	4,089,852	0.7%
Teachers Insurance & Annuity Association	485 Lexington Avenue & 750 Third Avenue	2006, 2008, 2009 & 2015	216,155	9,715,644	$44.95	1.3%	9,109,986	1.6%	AAA
The Travelers Indemnity Company	485 Lexington Avenue	2016	210,609	10,530,450	$50.00	1.4%	5,265,225	0.9%	A+
Polo Ralph Lauren Corporation	625 Madison Avenue	2019	186,000	9,114,000	$49.00	1.2%	9,114,000	1.6%	BBB
The Columbia House Company	1221 Ave.of the Americas	Various	175,312	8,180,916	$46.66	1.1%	3,681,412	0.6%	B2
The Mt. Sinai Hospital and NYU Hospital Centers	1 Park Avenue & 625 Madison Ave.	2013, 2015 & 2016	173,741	6,782,964	$39.04	0.9%	1,724,136	0.3%
The Segal Company	1 Park Avenue	2009	157,947	6,757,428	$42.78	0.9%	1,126,463	0.2%
J & W Seligman & Co., Incorporated	100 Park Avenue	2009	148,726	5,813,760	$39.09	0.8%	2,906,880	0.5%	AAA
Sonnenschein, Nath & Rosenthal	1221 Ave.of the Americas	Various	147,997	7,091,676	$47.92	0.9%	3,191,254	0.6%
Ross Procurement, Inc.	1372 Broadway	2016	138,130	4,292,472	$31.08	0.6%	4,292,472	0.7%	BBB
Altria Corporate Services	100 Park Avenue	2007	136,118	6,727,860	$49.43	0.9%	3,363,930	0.6%	BBB+
Metro North Commuter Railroad Co.	420 Lexington Avenue	2008 & 2016	134,687	4,317,012	$32.05	0.6%	4,317,012	0.7%	AAA
Tribune Newspaper	220 East 42nd Street	2010	134,208	4,282,296	$31.91	0.6%	4,282,296	0.7%	A-

Total			7,171,743	$302,591,094	$42.19	39.3%	$240,070,327	33.6%

Wholly Owned Portfolio + Allocated JV Properties			18,619,900	$769,701,336	$41.34		$576,387,620

(1) - 60% of Portfolio’s Largest Tenants have investment grade credit ratings. 26% of SLG Share of Annualized Rent is derived from these Tenants.

TENANT DIVERSIFICATION

Based on Base Rental Revenue	Based on Square Feet Leased

Leasing Activity Available Space

Activity	Building Address	# of Leases	Usable SF	Rentable SF	Rent/Rentable SF ($'s)(1)

Vacancy at 12/31/05			603,960

Add: Acquired Vacancies	521 Fifth Avenue		12,088

Space which became available during the Quarter (A):
Office

	317 Madison Avenue	2	6,744	6,744	$38.13
	485 Lexington Avenue	4	269,286	269,286	$39.21
	750 Third Avenue	1	77,281	77,281	$41.19
	100 Park Avenue	3	60,646	64,018	$30.89
	286 Madison Avenue	2	7,785	7,964	$30.22
	555 West 57th Street	4	54,290	55,967	$29.61
	70 West 36th Street	4	10,475	10,475	$28.74
	470 Park Ave South	3	24,400	24,400	$33.19
	1140 Sixth Avenue	1	5,900	6,798	$36.13
	110 East 42nd Street	1	3,559	3,559	$25.84
	19 West 44th Street	4	11,178	11,178	$35.05
	28 West 44th Street	3	6,223	6,223	$28.84
	711 Third Avenue	1	4,975	5,100	$35.83
	440 Ninth Avenue	1	19,650	20,000	$26.40
	420 Lexington Avenue	6	21,651	26,009	$38.80
	Total/Weighted Average	40	584,043	595,002	$36.33

Retail

	70 West 36th Street	1	5,668	5,668	$17.89
	Total/Weighted Average	1	5,668	5,668	$17.89

Storage

	317 Madison Avenue	1	208	263	$21.50
	70 West 36th Street	1	4,008	4,008	$15.00
	286 Madison Avenue	1	505	505	$25.50
	100 Park Avenue	1	1,928	1,928	$15.88
	1 Park Avenue	1	154	154	$13.64
	440 Ninth Avenue	1	2,087	2,982	$10.00
	Total/Weighted Average	6	8,890	9,840	$14.23

	Total Space became Available during the Quarter
	Office	40	584,043	595,002	$36.33
	Retail	1	5,668	5,668	$17.89
	Storage	6	8,890	9,840	$14.23
		47	598,601	610,510	$35.80

	Total Available Space		1,214,649

(1)  Escalated Rent is calculated as Total Annual Income less Electric Charges

(A) - Includes expiring space, relocating tenants and move-outs where tenants vacated. Excludes lease expirations where tenants heldover.

Leasing Activity Leased Space

Activity	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF(1)	Prev. Escalated Rent/ Rentable SF(2)	TI / Rentable SF	Free Rent # of Months

Available Space as of 12/31/05				1,214,649

Office

	317 Madison Avenue	2	5.2	6,816	8,044	$41.29	$32.36	$38.17	1.2
	485 Lexington Avenue	1	10.6	4,369	4,369	$50.00	$39.21	$55.00	7.5
	750 Third Avenue	4	12.2	62,000	62,000	$50.48	$41.19	$34.18	7.0
	100 Park Avenue	2	4.2	37,949	40,388	$44.92	$31.52	$1.62	—
	286 Madison Avenue	2	3.0	7,964	8,413	$31.35	$28.61	$4.45	—
	555 West 57th Street	4	11.5	54,290	64,733	$36.00	$26.44	$25.00	4.0
	70 West 36th Street	3	7.9	9,097	9,546	$26.29	$33.70	$16.60	3.3
	470 Park Ave South	3	5.8	18,167	19,677	$29.55	$33.04	$5.92	2.3
	1140 Sixth Avenue	2	5.0	11,453	11,309	$38.29	$36.13	$7.11	0.8
	1372 Broadway	1	9.8	11,822	12,129	$36.00	$—	$54.24	7.0
	19 West 44th Street	5	3.3	14,873	15,527	$34.96	$33.72	$2.52	1.4
	28 West 44th Street	5	4.9	9,174	8,161	$36.03	$30.86	$30.34	2.0
	711 Third Avenue	1	4.2	4,975	5,100	$36.53	$35.83	$—	1.0
	440 Ninth Avenue	1	6.5	19,650	23,121	$27.59	$22.84	$22.75	3.0
	420 Lexington Avenue	9	2.9	24,882	28,834	$36.32	$41.77	$10.97	2.0
	Total/Weighted Average	45	7.8	297,481	321,351	$38.90	$33.22	$20.32	3.3

Retail

	470 Park Ave South	1	15.5	14,461	16,132	$30.99	$—	$2.60	6.0
	70 West 36th Street	1	10.0	5,668	5,905	$26.04	$17.89	$—	4.0
	Total/Weighted Average	2	14.0	20,129	22,037	$29.66	$17.89	$1.90	5.5

Storage

	70 West 36th Street	1	10.0	4,008	4,034	$15.00	$15.00	$—	4.0
	317 Madison Avenue	2	9.3	272	431	$20.00	$—	$—	—
	286 Madison Avenue	1	2.6	505	505	$26.00	$25.50	$—	—
	Total/Weighted Average	4	9.2	4,785	4,970	$16.55	$16.17	$—	3.2

Leased Space
	Office (3)	45	7.8	297,481	321,351	$38.90	$33.22	$20.32	3.3
	Retail	2	14.0	20,129	22,037	$29.66	$17.89	$1.90	5.5
	Storage	4	9.2	4,785	4,970	$16.55	$16.17	$—	3.2
	Total	51	8.2	322,395	348,358	$37.99	$32.66	$18.87	3.5

Total Available Space @ 3/31/06				892,254

Early Renewals
Office

	317 Madison Avenue	3	5.2	4,339	4,604	$38.35	$35.03	$5.08	—
	220 East 42nd Street	1	1.0	13,194	13,194	$35.82	$35.84	$—	—
	1250 Broadway	1	1.8	4,819	5,346	$40.00	$33.82	$—	—
	555 West 57th Street	1	7.0	7,015	8,160	$36.00	$20.49	$—	1.0
	70 West 36th Street	3	5.1	16,934	17,618	$28.00	$25.28	$0.89	—
	470 Park Ave South	1	5.4	9,735	9,860	$29.00	$30.66	$29.34	5.0
	1372 Broadway	1	5.7	126,001	130,075	$36.00	$29.64	$—	—
	110 East 42nd Street	1	5.0	13,238	13,238	$43.00	$43.45	$—	—
	19 West 44th Street	3	6.3	6,838	7,331	$34.80	$38.55	$14.60	—
	28 West 44th Street	1	1.3	888	888	$40.25	$39.72	$—	—
	420 Lexington Avenue	4	2.6	6,636	7,734	$45.39	$40.55	$—	—
	Total/Weighted Average	20	5.1	209,637	218,048	$35.91	$31.15	$2.00	0.3

Renewals
	Expired/Renewed	12	4.2	58,307	61,388	$39.91	$32.25	$2.98	0.2
	Early Renewals Office	20	5.1	209,637	218,048	$35.91	$31.15	$2.00	0.3
	Total	32	4.9	267,944	279,436	$36.79	$31.39	$2.21	0.3

(1)   Annual Base Rent

(2)   Escalated Rent is calculated as Total Annual Income less Electric Charges

(3)   Average starting office rent excluding new tenants replacing vacancies is $39.10/rsf for 291,137 rentable SF.

Average starting office rent for office space (leased and early renewals, excluding new tenants replacing vacancies) is $37.74/rsf for 509,185 rentable SF.

ANNUAL LEASE EXPIRATIONS

	Consolidated Properties						Joint Venture Properties
Year of Lease Expiration	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2006 Weighted Average Asking Rent $/psf	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2006 Weighted Average Asking Rent $/psf

In 1st Quarter 2006 (1)	28	68,171	0.70%	$2,210,136	$32.42	$42.67	3	7,994	0.10%	$241,260	$30.18	$61.20
In 2nd Quarter 2006	34	163,652	1.67%	$7,108,308	$43.44	$50.22	1	6,689	0.08%	$66,888	$10.00	$38.00
In 3rd Quarter 2006	33	163,746	1.67%	$5,914,368	$36.12	$38.69	6	106,454	1.30%	$4,802,940	$45.12	$50.11
In 4th Quarter 2006	25	106,615	1.09%	$3,821,004	$35.84	$46.11	2	64,685	0.79%	$2,831,904	$43.78	$58.18

Total 2006	120	502,184	5.13%	$19,053,816	$37.94	$44.56	12	185,822	2.26%	$7,942,992	$42.75	$52.96

In 1st Quarter 2007	30	76,940	0.79%	$2,996,508	$38.95	$48.90	2	4,281	0.05%	$182,916	$42.73	$38.43
In 2nd Quarter 2007	37	147,495	1.51%	$5,840,916	$39.60	$43.70	3	212,592	2.59%	$14,594,268	$68.65	$68.47
In 3rd Quarter 2007	34	89,452	0.91%	$4,006,656	$44.79	$48.54	3	25,260	0.31%	$626,988	$24.82	$38.36
In 4th Quarter 2007	20	85,956	0.88%	$3,461,556	$40.27	$85.10	3	159,480	1.94%	$7,810,512	$48.97	$55.50

Total 2007	121	399,843	4.08%	$16,305,636	$40.78	$54.68	11	401,613	4.89%	$23,214,684	$57.80	$61.11

2008	128	788,621	8.05%	$31,002,852	$39.31	$45.47	19	521,769	6.36%	$22,019,784	$42.20	$61.86
2009	97	719,792	7.35%	$32,002,740	$44.46	$47.60	20	566,541	6.90%	$26,956,176	$47.58	$53.58
2010	143	1,629,528	16.64%	$64,824,216	$39.78	$44.03	19	1,310,637	15.97%	$62,716,848	$47.85	$62.83
2011	74	638,685	6.52%	$29,858,460	$46.75	$47.75	6	143,083	1.74%	$6,568,728	$45.91	$53.40
2012	52	774,610	7.91%	$23,673,000	$30.56	$40.03	10	233,527	2.85%	$9,405,628	$40.28	$51.95
2013	48	859,563	8.78%	$32,568,576	$37.89	$44.04	7	1,089,987	13.28%	$55,090,296	$50.54	$65.52
2014	30	382,514	3.91%	$14,071,656	$36.79	$42.66	11	170,671	2.08%	$13,675,512	$80.13	$98.21
2015	45	615,597	6.29%	$25,465,236	$41.37	$46.75	13	440,652	5.37%	$17,435,520	$39.57	$44.76
Thereafter	84	2,481,867	25.34%	$93,236,100	$37.57	$52.61	23	3,140,765	38.28%	$142,612,880	$45.41	$73.68
	942	9,792,804	100.00%	$382,062,288	$39.01	$47.09	151	8,205,067	100.00%	$387,639,048	$47.24	$65.61

(1) Includes month to month holdover tenants that expired prior to 3/31/06

(2) Tenants may have multiple leases.

(3) Represents in place annualized rent allocated by year of maturity.

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	3/31/2006	Price ($’s) (1)

1998 Acquisitions
Mar-98	420 Lexington	Operating Sublease	Grand Central	1,188,000	83	97	$78,000,000
Mar-98	1466 Broadway	Fee Interest	Times Square	289,000	87	N/A	$64,000,000
Mar-98	321 West 44th	Fee Interest	Times Square	203,000	96	N/A	$17,000,000
May-98	711 3rd Avenue	Operating Sublease	Grand Central	524,000	79	100	$65,600,000
Jun-98	440 9th Avenue	Fee Interest	Penn Station	339,000	76	99	$32,000,000
Aug-98	1412 Broadway	Fee Interest	Times Square South	389,000	90	N/A	$82,000,000
				2,932,000			$338,600,000
1999 Acquisitions
Jan-99	420 Lexington Leasehold	Sub-leasehold	Grand Central	—	—	—	$27,300,000
Jan-99	555 West 57th - 65% JV	Fee Interest	Midtown West	941,000	100	100	$66,700,000
May-99	90 Broad Street - 35% JV	Fee Interest	Financial	339,000	82	N/A	$34,500,000
May-99	The Madison Properties:	Fee Interest	Grand Central				$50,000,000
	286 Madison Avenue			112,000	99	100
	290 Madison Avenue			36,800	86	100
	292 Madison Avenue			187,000	97	100
Aug-99	1250 Broadway - 50% JV	Fee Interest	Penn Station	670,000	97	96	$93,000,000
Nov-99	555 West 57th - remaining 35%	Fee Interest	Midtown West	—		100	$34,100,000
				2,285,800			$305,600,000
2000 Acquisitions
Feb-00	100 Park Avenue	Fee Interest	Grand Central	834,000	97	90	$192,000,000
Dec-00	180 Madison Avenue	Fee Interest	Grand Central	265,000	90	N/A	$41,250,000
Contribution to JV
May-00	321 West 44th	Fee Interest	Times Square	203,000	98	N/A	$28,400,000
				1,302,000			$261,650,000
2001 Acquisitions
Jan-01	1370 Broadway	Fee Interest	Times Square South	255,000	97	N/A	$50,500,000
Jan-01	1 Park Avenue	Various Interests	Grand Central	913,000	97	98	$233,900,000
Jan-01	469 7th Avenue - 35% JV	Fee Interest	Penn Station	253,000	98	N/A	$45,700,000
Jun-01	317 Madison	Fee Interest	Grand Central	450,000	95	94	$105,600,000
Acquisition of JV Interest
Sep-01	1250 Broadway - 49.9% JV (2)	Fee Interest	Penn Station	670,000	98	96	$126,500,000
				2,541,000			$562,200,000

2002 Acquisitions
May-02	1515 Broadway - 55% JV	Fee Interest	Times Square	1,750,000	98	100	$483,500,000
							$483,500,000
2003 Acquisitions
Feb-03	220 East 42nd Street	Fee Interest	Grand Central	1,135,000	92	100	$265,000,000
Mar-03	125 Broad Street	Fee Interest	Downtown	525,000	100	100	$92,000,000
Oct-03	461 Fifth Avenue	Leasehold Interest	Midtown	200,000	94	90	$60,900,000
Dec-03	1221 Ave of Americas -45% JV	Fee Interest	Rockefeller Center	2,550,000	99	97	$1,000,000,000
				4,410,000			$1,417,900,000

2004 Acquisitions
Mar-04	19 West 44th Street -35% JV	Fee Interest	Midtown	292,000	86	98	$67,000,000
Jul-04	750 Third Avenue	Fee Interest	Grand Central	779,000	100	98	$255,000,000
Jul-04	485 Lexington Avenue - 30% JV	Fee Interest	Grand Central	921,000	100	71	$225,000,000
Oct-04	625 Madison Avenue	Leasehold Interest	Plaza District	563,000	68	92	$231,500,000
				2,555,000			$778,500,000
2005 Acquisitions
Feb-05	28 West 44th Street	Fee Interest	Midtown	359,000	87	95	$105,000,000
Apr-05	1 Madison Ave - 55% JV	Fee Interest	Park Avenue South	1,177,000	96	98	$803,000,000
Apr-05	1 Madison Ave	Fee Interest	Park Avenue South	267,000	N/A	N/A	$115,000,000
Jun-05	19 West 44th Street -remaining 65%	Fee Interest	Midtown	—		98	$91,200,000
Jul-05	1551/1555 Broadway & 21 West 34th Street - 50% JV	Fee Interest	Times Square / Penn Station	43,700	N/A	N/A	$102,500,000
Sep-05	141 Fifth Avenue - 50% JV	Fee Interest	Flatiron District	21,500	90	100	$13,250,000
Nov-05	1604 Broadway - 45% JV	Leasehold Interest	Times Square	41,100	17	17	$4,400,000
Dec-05	379 West Broadway - 45% JV	Leasehold Interest	Cast Iron / Soho	62,006	100	100	$19,750,000
				1,971,306			$1,229,950,000
2006 Acquisition
Jan-06	25-29 West 34th Street - 50% JV	Fee interest	Herald Square / Penn Station	51,000	56	56	$30,000,000
Mar-06	521 Fifth Avenue	Leasehold Interest	Midtown	460,000	97	97	$210,000,000

(1) Acquisition price represents purchase price for consolidated acquisitions and purchase price or imputed value for joint venture properties.

(2) Current ownership interest is 55%. (From 9/1/01-10/31/01the company owned 99.8% of this property.)

SUMMARY OF REAL ESTATE SALES ACTIVITY POST 1999

	Property	Type of Ownership	Submarket	Net Rentable sf	Sales Price ($'s)	Sales Price ($'s/SF)
2000 Sales
Feb-00	29 West 35th Street	Fee Interest	Penn Station	78,000	$11,700,000	$150
Mar-00	36 West 44th Street	Fee Interest	Grand Central	178,000	$31,500,000	$177
May-00	321 West 44th Street - 35% JV	Fee Interest	Times Square	203,000	$28,400,000	$140
Nov-00	90 Broad Street	Fee Interest	Financial	339,000	$60,000,000	$177
Dec-00	17 Battery South	Fee Interest	Financial	392,000	$53,000,000	$135
				1,190,000	$184,600,000	$156

2001 Sales
Jan-01	633 Third Ave	Fee Interest	Grand Central North	40,623	$13,250,000	$326
May-01	1 Park Ave - 45% JV	Fee Interest	Grand Central South	913,000	$233,900,000	$256
Jun-01	1412 Broadway	Fee Interest	Times Square South	389,000	$90,700,000	$233
Jul-01	110 E. 42nd Street	Fee Interest	Grand Central	69,700	$14,500,000	$208
Sep-01	1250 Broadway (1)	Fee Interest	Penn Station	670,000	$126,500,000	$189
				2,082,323	$478,850,000	$242

2002 Sales
Jun-02	469 Seventh Avenue	Fee Interest	Penn Station	253,000	$53,100,000	$210
				253,000	$53,100,000	$210

2003 Sales
Mar-03	50 West 23rd Street	Fee Interest	Chelsea	333,000	$66,000,000	$198
Jul-03	1370 Broadway	Fee Interest	Times Square South	255,000	$58,500,000	$229
Dec-03	321 W 44th Street	Fee Interest	Times Square	203,000	$35,000,000	$172
				791,000	$159,500,000	$202
2004 Sales
May-04	1 Park Avenue (2)	Fee Interest	Grand Central South	913,000	$318,500,000	$349
Oct-04	17 Battery Place North	Fee Interest	Financial	419,000	$70,000,000	$167
Nov-04	1466 Broadway	Fee Interest	Times Square	289,000	$160,000,000	$554
				1,621,000	$548,500,000
2005 Sales
Apr-05	1414 Avenue of the Americas	Fee Interest	Plaza District	111,000	$60,500,000	$545
Aug-05	180 Madison Avenue	Fee Interest	Grand Central	265,000	$92,700,000	$350
				376,000	153,200,000

(1) Company sold a 45% JV interest in the property at an implied $126.5mm sales price.

(2) Company sold a 75% JV interest in the property at an implied $318.5mm sales price.

SUPPLEMENTAL DEFINITIONS

Annualized rent is calculated as monthly base rent and escalations per the lease, as of a certain date, multiplied by 12.

Debt service coverage is adjusted EBITDA divided by total interest and principal payments.

Equity income / (loss) from affiliates are generally accounted for on a cost basis and realized gains and losses are included in current earnings. For investments in private companies, the Company periodically reviews its investments and management determines if the value of such investments have been permanently impaired. Permanent impairment losses for investments in public and private companies are included in current earnings.

Fixed charge is the total payments for interest, principal amortization, ground leases and preferred stock dividend.

Fixed charge coverage is adjusted EBITDA divided by fixed charge.

Funds available for distribution (FAD) is defined as FFO plus non-real estate depreciation, 2% allowance for straight line credit loss, adjustment for straight line ground rent, non-cash deferred compensation, a pro-rata adjustment for FAD for SLG’s unconsolidated JV, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing cost, and recurring building improvements.

Funds from operations (FFO) is defined under the White Paper approved by the Board of Governors of NAREIT in April 2002 as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

Interest coverage is adjusted EBITDA divided by total interest expense.

Junior Mortgage Participations are subordinate interests in first mortgages.

Mezzanine Debt Loans are loans secured by ownership interests.

Percentage leased represents the percentage of leased square feet, including month-to-month leases, to total rentable square feet owned, as of the date reported. Space is considered leased when the tenant has either taken physical or economic occupancy.

Preferred Equity Investments are equity investments entitled to preferential returns that are senior to common equity.

Recurring capital expenditures represents non-incremental building improvements and leasing costs required to maintain current revenues. Recurring capital expenditures do not include immediate building improvements that were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to “operating standard.”

Redevelopment costs are non-recurring capital expenditures incurred in order to improve buildings to SLG’s “operating standards.” These building costs are taken into consideration during the underwriting for a given property’s acquisition.

Same-store NOI growth is the change in the NOI (excluding straight-line rents) of the same-store properties from the prior year reporting period to the current year reporting period.

Same-store properties include all properties that were owned during both the current and prior year reporting periods and excludes development properties prior to being stabilized for both the current and prior reporting period.

Second generation TIs and LCs are tenant improvements, lease commissions, and other leasing costs incurred during leasing of second generation space. Costs incurred prior to leasing available square feet are not included until such space is leased. Second generation space excludes square footage vacant at acquisition.

SLG’s share of total debt to market capitalization is calculated as SLG’s share of total debt divided by the sum of total debt plus market equity and preferred stock at liquidation value. SLG’s share of total debt includes total consolidated debt plus SLG’s pro rata share of the debt of unconsolidated joint ventures less JV partners’ share of debt. Market equity assumes conversion of all OP units into common stock.

Total square feet owned represents 100% of the square footage of properties either owned directly by SLG or in which SLG has an interest (e.g. joint ventures).

CORPORATE GOVERNANCE

Stephen L. Green

Chairman of the Board

Marc Holliday

CEO and President

Gregory F. Hughes

Chief Financial Officer

Andrew Mathias

Chief Investment Officer

Gerard Nocera

Chief Operating Officer

Andrew S. Levine

General Counsel and Secretary

Firm	Analyst	Phone	Email
AG Edwards, Inc.	Dave Aubuchon	(314) 955-5452	aubuchondl@agedwards.com
Banc of America Securities, LLC	Ross Nussbaum	(212) 847-5668	ross.nussbaum@bofasecurities.com
Citigroup Smith Barney, Inc.	Jonathan Litt	(212) 816-0231	jonathan.litt@citigroup.com
Deutsche Bank Securities, Inc.	Louis W. Taylor	(212) 250-4912	louis.taylor@db.com
Goldman Sachs & Co.	Jonathan Habermann	(917) 343-4260	jnathan.habermann@gs.com
Green Street Advisors	Jim Sullivan	(949) 640-8780	jsullivan@greenstreetadvisors.com
JP Morgan Securities, Inc.	Anthony Paolone	(212) 622-6682	anthony.paolone@jpmorgan.com
Lehman Brothers Holdings, Inc.	David Harris	(212) 526-1790	dharris4@lehman.com
Merrill Lynch	Steve Sakwa	(212) 449-4396	steve_sakwa@ml.com
Raymond James Financial, Inc.	Paul D. Puryear	(727) 567-2253	paul.puryear@raymondjames.com
Stifel Nicolaus	John Guinee	(410) 454-5520	jwguinee@lmus.leggmason.com
Wachovia Securities, LLC	Christopher Haley	(443) 263-6773	christopher.haley@wachovia.com

SL Green Realty Corp. is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding SL Green Realty Corp.’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of SL Green Realty Corp. or its management. SL Green Realty Corp. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.